EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2004 relating to the financial statements of MyDocOnline, Inc., which appears in Zix Corporation’s Current Report on Form 8-K/A, Amendment 1, dated April 14, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
August 30, 2004